NeoMedia Technologies, Inc.



                                  Exhibit 10.43



         Agreement of Lease Between First Union National Bank of Florida and NeoMedia Technologies, Inc. Dated November 27, 1996

                                  FIRST UNION

                               AGREEMENT OF LEASE


                                     Between




                      FIRST UNION NATIONAL BANK OF FLORIDA

                                   (Landlord)


                                       and


                           NEOMEDIA TECHNOLOGIES, INC.

                                    (Tenant)






                             Date: NOVEMBER 27, 1996

                               AGREEMENT OF LEASE

                                TABLE OF CONTENTS

(This Table of Contents is not a part of this Agreement of Lease and is for convenience of reference only.)


ARTICLE               DESCRIPTION                                          PAGE
-------               -----------                                          ----

Article 1.01          Premises                                             1

Article 2.01          Term                                                 1

Article 3.01          Base Rent                                            1

Article 4.01          Additional Rent                                      2

Article 4.02          Statements of Amounts Due and Payment                3
                      of Additional Rent

Article 4.03          Operating Expense Adjustment                         4

Article 4.04          Personal Property Taxes                              4

Article 4.05          Renewal                                              4

Article 4.06          Right of First Refusal                               4

Article 5.01          Security Deposit                                     5

Article 6.01          Use of Premises                                      5

Article 7.01          Upkeep of Premises                                   5

Article 7.02          Hazardous Substances                                 6

Article 8.01          Assignment and Subletting                            6

Article 9.01          Fire Insurance                                       6

Article 10.01         Alterations and Improvements                         7

Article 11.01         Tenant's Agreement                                   7

Article 12.01         Unusual Equipment                                    7

Article 13.01         Tenant Equipment                                     8

Article 14.01         Access                                               8

Article 15.01         Illegal Use                                          8

Article 16.01         Rules and Regulations                                8

Article 17.01         Damage                                               8

Article 18.01         Personal Property                                    8

Article 19.01         Liability & Tenant's Insurance                       8

Article 20.01         Services                                             9

Article 21.01         Bankruptcy                                           9

Article 22.01         Default                                              10

Article 23.01         Damage by Fire or Casualty                           11

Article 24.01         Condemnation                                         11

Article 25.01         Tenant Holdover                                      12

Article 26.01         Possession                                           12

Article 27.01         Tenant Plans                                         12

Article 28.01         Offset Statement                                     12

Article 29.01         Attornment                                           13

Article 30.01         Failure to Execute Instruments                       13

Article 31.01         Counterclaim                                         13

Article 32.01         Waiver of Jury Trial                                 13

Article 33.01         Waiver of Rights of Redemption                       13

Article 34.01         Taxes on Leasehold                                   13

Article 35.01         Liens                                                13

Article 36.01         Pronouns                                             14

Article 37.01         Notices                                              14

Article 38.01         Relocation                                           15

Article 39.01         Tenant Improvements                                  15

Article 40.01         Parking                                              15

Article 41.01         Governing Law                                        16

Article 42.01         Benefit and Burden                                   16

Article 43.01         Accord and Satisfaction                              16

Article 44.01         Captions and Section Numbers                         16

Article 45.01         Partial Invalidity                                   16

Article 46.01         Exhibits                                             16

Article 47.01         Quiet Enjoyment                                      17

Article 48.01         Entire Agreement                                     17

Article 49.01         Time of Essence                                      17

Article 50.01         Effective Date                                       17

Article 51 01         Radon Gas                                            17

Article 52.01         Brokers                                              17

Article 53.01         Special Clauses                                      17

Exhibit "A"           Floor Plan                                           19

Exhibit "A-1"         Right of First Refusal Space                         20

Exhibit "B"           Building Rules and Regulations                       21

Exhibit "C"           Guaranty (Intentionally omitted)

Exhibit "D"           Tenant Acceptance Letter                             23

Exhibit "E"           Building Standard Materials and Specifications       24

                                    L E A S E
                                    ---------

          THIS AGREEMENT made this 27TH day of NOVEMBER, 1996, by and between NEOMEDIA TECHNOLOGIES, INC., (hereinafter called "Tenant") and FIRST UNION NATIONAL BANK OF FLORIDA, (hereinafter called "Landlord").


                                   WITNESSETH:

          That the Landlord for and in consideration of the covenants and agreements hereinafter set forth and the rent hereinafter specifically reserved, does hereby lease, unto said Tenant, the space described as follows:

     1.01 PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord certain offices known as DOWNTOWN FT. MYERS and located at 2201 2ND AVENUE, FT. MYERS, FLORIDA (the "BUILDING"), which offices consist of approximately 10,615 rentable square feet of office space (9,311 useable square feet), (the "PREMISES") situated on the 6TH Floor, Suite 600 of the Building, as shown on EXHIBIT "A" incorporated herein by reference. The Premises shall be measured by Landlord's architect prior to Lease commencement and in accordance with BOMA standards (American National Standard 2651.1, approved July 31,
1980) and the actual rentable square feet of the Premises determined by multiplying the actual useable square feet of the Premises by a multiple of
1.14. The Lease and all applicable provisions therein shall be amended to reflect the actual rentable area of the Premises. Any future space added to the Premises, if any, shall be measured as described herein prior to adding such space.

     2.01 TERM. The term shall be for THIRTY EIGHT (38) months (or until such term shall sooner cease and expire as hereinafter provided) commencing upon the first day after the first to occur of (i) the date which the Tenant occupies the Premises, or (ii) FIFTEEN (15) days after full execution of this Lease (the "COMMENCEMENT DATE").

     3.01 BASE RENT. As Base Rent for the use and occupancy of the Premises, and subject to the provisions contained in SECTION 53.01, Tenant shall pay to the Landlord for the term set forth herein the sum of FOUR HUNDRED THIRTY THREE THOUSAND SEVEN HUNDRED THIRTEEN AND 70/100 Dollars ($433,713.70), without deduction, set-off or demand, payable in advance and in monthly installments as outlined in PARAGRAPH 53.01-1. The first installment of Base Rent shall be due and payable on the first day of the third (3rd) month following the Commencement Date, it being understood and agreed that the Base Rent for the first two (2) months of the Lease Term shall be abated (the "ABATEMENT PERIOD") and the remaining installments payable in advance on the first day of each and every month without demand during the said term to FAISON ASSOCIATES, or at such other place as the Landlord may hereafter designate in writing. Rent checks are to be made payable to FIRST UNION NATIONAL BANK OF FLORIDA, or such other person, firm or corporation as the Landlord may hereafter designate in writing. If the term commences on a day other than the first day of the month, the first payment shall be prorated on a thirty-day per calendar month basis for the period from the period from the lease Commencement Date to the first day of the first full month during the term. All installments of rent are due on the 1st of each month and considered late after the 5th of that month. IF THE MONTHLY RENTAL PAYMENTS ARE NOT MADE BY THE FIFTH OF THE MONTH, LANDLORD MAY CHARGE TENANT A FIVE PERCENT (5%) LATE PAYMENT CHARGE. In addition to the Base Rent and Additional Rent as described in SECTION 4, Base Rent and Additional Rent collectively hereafter referred to as "RENT", Tenant shall and hereby agrees to pay to Landlord each month a sum equal to any sales tax, tax on Rentals, and any other charges, taxes and/or impositions now in existence or hereafter imposed based upon the privilege of renting the space leased hereunder or upon the amount of rental collected therefor. Nothing herein shall, however, be taken to require Tenant to pay any part of any Federal and State taxes on income imposed upon Landlord.

     4.01 ADDITIONAL RENT. In addition to the Base Rent as described in PARAGRAPH 3.01, Tenant shall pay to Landlord as "ADDITIONAL RENT" "Tenant's proportionate share" of any increases in "OPERATING EXPENSES" and "TAXES", as hereinafter defined, above the "EXPENSE BASE". As used herein the term:

          (a) "TENANT'S PROPORTIONATE SHARE" shall mean the percentage which the rentable square feet in the Premises then leased by the Tenant in the Building bears to the total rentable square feet contained in the Building. For purposes of this Lease, Tenant's proportionate share shall be 16.5%. Notwithstanding anything to the contrary contained herein this SECTION 4.01 (A), in the event
(i) after the Premises are measured pursuant to SECTION 1.01 the actual rentable square feet of the Premises is other than as stated in SECTION 1.01, or (ii) the Tenant expands the Premises within the Building at any time during the Term or any Renewal Term thereof, or (iii) the rentable area of the Premises changes for any other reason, then in such event(s), the Tenant's proportionate share shall be adjusted and the Lease amended to reflect the new Tenant's proportionate share, it being intended that the Tenant's proportionate share always reflects the relationship of the leased Premises to the total rentable square feet contained in the Building.

          (b) "OPERATING EXPENSES" shall mean all expenses, costs and disbursements, of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the maintenance, refurbishing, redecorating or operation of the Building, Land and any future improvements constructed thereon (hereinafter referred to as the "PROJECT") computed on the accrual basis, but shall not include the cost of individual tenant improvements, leasing commissions or legal fees associated with leasing or disputes with tenants of the Project. By way of explanation and clarification, but not by way of limitation, these Operating Expenses will include the following:

                (i) Wages and salaries of all employees to the extent they are engaged in operation and maintenance of the Project, employer's social security taxes unemployment taxes or insurance, and any other taxes which may be levied on such wages and salaries, the cost of disability and hospitalization insurance; pension or retirement benefits, and any other fringe benefits for such employees.

               (ii) All supplies, materials, equipment and vehicles used in operation and/or maintenance of the Project.

               (iii) Cost of all utilities, including water, sewer, electricity, gas and fuel oil used in the Project and not charged directly to another tenant.

               (iv) Cost of management, rent for space used for the management office, cost of ground leases, association fees, janitorial services, accounting and legal services (not in connection with tenant disputes or such other matters arising out of Landlord's alleged negligence or wrongful acts), trash and garbage removal, pest control servicing, maintenance, repair, and replacement of all systems and equipment including, but not limited to, elevators, plumbing, heating, air conditioning, ventilating, lighting, electrical, security and fire alarms, fire pumps, fire extinguisher and hose cabinets, mail chutes, rent for space used as a mail room, guard service, painting, window cleaning, landscaping and gardening.

                (v) Amortization (including reasonable finance charges) of the cost of capital improvements or investment items which are for the sole purpose of, (i) reducing (or minimizing increases of) Operating Costs or, (ii) improving the security of the Project or, (iii) are or may be required by Governmental agencies, including but not limited, to replacement of air conditioning equipment due to freon and chlorofluoracarbons, improvements due to Americans with Disabilities Act of 1990 ("ADA"), EPA Green Lights and other such mandated programs which may occur rom time to time, provided however, in the event the Building is required to have fire sprinkler systems installed, then in such event the cost of such installation shall be borne by the Landlord and may not be amortized and included in Operating Expenses as otherwise provided herein. All such costs shall be amortized on a straight-line basis reasonable life of the capital investment item(s), determined in accordance with generally accepted accounting principles and in no event to extend beyond the reasonable life of the Project.

           (c) "TAXES" shall mean all impositions, taxes, assessments (special or otherwise), water and sewer charges and rents, and other governmental liens or charges of any and every kind, nature and sort whatsoever, ordinary and extraordinary, foreseen and unforeseen, and substitute therefor, including all taxes whatsoever (except only those taxes of the following categories: any inheritance, estate, transfer or gift taxes imposed upon Landlord or any income taxes specifically payable by Landlord as a separate tax paying entity without regard to Landlord's income source as arising from or out of the Project attributable in any manner to the Project, receivable therefrom or any part thereof, or any use thereof, or any facility located therein or thereon or used in conjunction therewith or any charge or other payment required to be paid to any governmental authority, whether or not any of the foregoing shall be designated "real estate tax", "sales tax", "rental tax", "excise tax", "business tax", or designated in any other manner.

           (d) "EXPENSE BASE" shall mean that amount of the Base Rent which is attributable to Operating Expenses and Taxes incurred by the Landlord for the operation, maintenance and service of the Project. The Expense Base is stated as an amount per rentable square foot. For the purposes of this Lease, the Tenant's Expense Base is $5.63 per rentable square foot of Leased area.

           (e) Notwithstanding anything else to the contrary contained herein this PARAGRAPH 4.01, for the purposes of calculating the Tenant's share of increases in Operating Expenses, there shall be a limit on the amount of which "Controllable 0perating Expenses" may increase from year to year during the Lease Term. "CONTROLLABLE OPERATING EXPENSES" are hereinafter defined as all Operating Expenses EXCEPT Taxes, Insurance, Utilities, and amortization of capital improvements or investment items as defined in PARAGRAPH 4.01 (B)(V). Said increase shall be limited to not more than six (6%) percent in the aggregate of all such Controllable Operating Expenses, provided however that such in intended to be cumulative over the Lease Term.

           4.02 STATEMENTS OF AMOUNTS DUE AND PAYMENT OF ADDITIONAL RENT. Landlord agrees to maintain accounting books and records reflecting Operating Expenses of the Building in accordance with generally accepted accounting principles. Landlord shall notify Tenant within sixty (60) days prior to the end of the first calendar year of the Lease Term, and each calendar year thereafter during the Term, or any Renewal Term hereof, of the amount which Landlord estimates (as evidenced by budgets prepared by or on behalf of Landlord) will be the amount of Tenant's proportionate share of any increase in Operating Expenses and Taxes over the Expense Base for the next calendar year of the Term, or any Renewal Term hereof. Beginning on the 1st day of January of each year thereafter during the Term, Tenant shall pay such sum as Additional Rent in advance to Landlord in equal monthly installments, during the balance of said calendar year, on the first day of each remaining month in said calendar year. Within one hundred twenty (120) days following the end of each calendar year during the Term or any Renewal Term hereof, Landlord shall submit to Tenant a statement showing the actual amount of increases in Operating Expenses and Taxes for the past calendar year compared to the Expense Base, the additional amount thereof actually paid during that year by Tenant and the amount of the resulting balance due thereon, or overpayment thereof, as the case may be. Additionally within thirty (30) days after receipt by Tenant of said statement, Tenant shall have the right to inspect Landlord's books and records, at Landlord's office, during normal business hours, after four (4) business days prior written notice, showing the Operating Expenses and Taxes for the Project for the calendar year covered by said statement. Said statement shall become final and conclusive unless Landlord receives written objections with respect thereto within said thirty (30) day period. Any balance shown to be due pursuant to said statement shall be paid by Tenant to Landlord within thirty (30) days following Tenant's receipt thereof. Any overpayment shall be immediately credited against Tenant's obligation to pay expected Additional Rent in connection with anticipated increases in Operating Expenses and Taxes, or if by reason of any termination of the Lease no such future obligation exists, refunded to Tenant. Anything herein to the contrary notwithstanding, Tenant shall not delay or withhold payment of any balance shown to be due pursuant to the statement rendered by Landlord to Tenant, pursuant to the terms hereof, because of any objection that Tenant may raise with respect thereto and Landlord shall immediately credit any overpayment found to be owing to Tenant against Tenant's proportionate share of increases in operating Expenses and Taxes for the then current calendar year (and future calendar years, if necessary) upon the resolution of said objection or, if at the time of the resolution of said objection of the Lease Term has expired, immediately refund to Tenant any overpayment found to be owing to Tenant. The provisions of this PARAGRAPH 4.02 shall survive the expiration or termination of this Lease.

           4.03 OPERATING EXPENSE ADJUSTMENT. In determining the Tenant's proportionate share of increases in Operating Expenses and Taxes for the purpose of this Section 4, if less than 95% of the Building shall have been occupied by tenants and fully used by them, at any time during the year, Operating Expenses and Taxes shall be adjusted to an amount equal to the Operating Expense and Tax that would normally be expected to be incurred, had such occupancy been 95% and had full utilization been made during the entire period.

           4.04 PERSONAL PROPERTY TAXES. Tenant agrees to pay, before delinquency, any and all taxes levied or assessed and which become payable during the term upon Tenant's equipment, furniture, fixtures and other personal property located in the Premises.

           4.05 RENEWAL. Tenant shall have the right to renew this Lease for TWO (2) additional SIX (6) MONTH term(s). Should Tenant wish to renew, the Tenant shall provide Landlord with one hundred eighty (180) days written notice prior to termination of this Lease term. Base Rent for each renewal term shall be in accordance with the provisions of PARAGRAPH 53.01-2.

           4.06 RIGHT OF FIRST REFUSAL. Throughout the initial Term of this Lease, the Tenant shall have the right of first refusal (the "RFR") to lease additional space, when and if such space is made available to lease by the Landlord to third parties, on the fourth floor of the Building as shown on EXHIBIT A-1 (the "RFR SPACE"). If the Landlord receives a bonafide offer from a third party to lease the RFR Space, on terms and conditions acceptable to the Landlord, then in such event, Landlord shall present Tenant with the terms and conditions by which Landlord is prepared to lease the RFR Space to said third party. The Tenant shall, within five (5) days after receipt of the aforesaid terms and conditions from Landlord, notify the Landlord in writing of the Tenant's desire to lease the RFR Space. In the event the Tenant elects to lease the RFR Space, then in such event the Tenant shall do so under such terms and conditions presented to Tenant and this Lease shall be so amended as to incorporate the RFR Space and terms and conditions pertaining to same. Notwithstanding the foregoing, in the event the lease term for the RFR Space exceeds the remaining unexpired initial term of this Lease, then in such event and as a condition to Tenant's RFR provided herein this PARAGRAPH 4.06, the Lease term of this Lease shall be extended to a period coterminous with the term of the RFR Space. In the event Tenant fails to notify Landlord of its intentions within the five (5) day period as herein provided or declines to lease the RFR Space, then in either event, Tenant's rights under this RFR shall expire and be of no further force or effect and Landlord shall be permitted to lease the RFR Space to third parties without any obligation to the Tenant.

           5.01 SECURITY DEPOSIT. Tenant shall pay the Landlord upon execution of this Lease, the sum of ELEVEN THOUSAND NINE HUNDRED FORTY ONE and 88/100 Dollars ($11,941.88) as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease; it is agreed that, in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the re-letting of the Premises, whether such damage or deficiency accrued before or after summary proceedings or other re-entry by Landlord. Tenant shall remain liable for any amount that such sum shall be insufficient to pay. In the event Landlord applies any portion of the deposit to remedy such default or to repair damages to the Premises caused by the Tenant, Tenant shall pay to Landlord, within fifteen (15) days, after written demand for such payment by Landlord, all monies necessary to restore the deposit up to the original amount. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the date fixed at the end of this Lease and after delivery of entire possession of the Premises to Landlord. In the event of a sale of the Project, of which the premises form a part, Landlord shall have the right to transfer the security to the vendee, and Landlord shall thereupon be released by Tenant from all liability for the return of such security and Tenant agrees to look to the new Landlord solely for the return of said security. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber the monies deposited herein as, security and that neither Landlord nor its assigns shall be bound by any such assignment or encumbrance. Landlord shall not be required to keep the security in a segregated account and the security may be commingled with other funds of Landlord, and in no event shall Tenant be entitled to any interest on the security.

           6.01 USE OF PREMISES. The Tenant shall at all times use and occupy the Premises for COMPUTER SALES, SERVICE, SOFTWARE CONSULTING, RESEARCH, TRAINING AND RELATED GENERAL OFFICE USE and for no other purpose whatsoever.

           7.01 UPKEEP OF PREMISES. The Tenant agrees that it will keep the Premises and the fixtures therein in good order and condition and will, at the expiration or other termination of the term hereof, surrender and deliver up the same in like good order and condition as the same now is or shall be at the commencement of the term hereof, ordinary wear and tear, and damage by the elements, fire, and other unavoidable casualty excepted, unless caused by negligence of Tenant or their agents or employees. All damage caused by Tenant's negligence, or that of his agents, servants, employees or visitors, shall be repaired promptly by Tenant at his sole cost and expense. In the event that the Tenant fails to comply with the foregoing provisions the Landlord shall have the option to enter the Premises and make all necessary repairs at Tenant's cost and expense, the same to be considered as Additional Rent and added to and be payable with the next monthly installments of Rent.

           7.02 HAZARDOUS SUBSTANCES. The term "HAZARDOUS SUBSTANCES", as used in this Lease, shall include, without limitation, flammable, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority (the "Authorities"). Tenant shall not cause or permit to occur; (i) Any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, (the "ENVIRONMENTAL LAWS") related to environmental conditions on, under, or about the Premises, or arising from Tenant's use or occupancy of the Premises, including, but not limited to, soil and ground water conditions; or (ii) The use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance on, under, or about the Premises or the Project, or the transportation to or from the Premises, or the Project, of any Hazardous Substance. Tenant shall indemnify, defend, and hold harmless Owner, and their respective officers, directors, heirs, beneficiaries, shareholders, partners, agents, assignees and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Premises, or the Project, or which arises at any time from Tenant's use or occupancy of the Premises, or the Project, or from Tenant's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Environmental Laws. Tenant's obligations and liabilities under this PARAGRAPH 7.02 shall survive the expiration of this Lease.

           8.01 ASSIGNMENT AND SUBLETTING. The Tenant covenants and agrees not to encumber or assign this Lease or sublet all or any part of the Premises without the prior written consent of Landlord. If Landlord consents to an assignment or subletting, the assignee or sublessee shall first be obligated to assume, in writing, all of the obligations of Tenant under this Lease and Tenant shall, for the full term of this Lease, continue to be jointly and severally liable with such assignee or sublessee for the payment of the Rent and the performance of all obligations required by Tenant under this Lease. In no event shall Tenant assign or sublet the Premises for any terms, conditions and covenants other than those contained herein. In no event shall this Lease be assigned or be assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings. In no event shall the Landlord's allowance of an assignment or sublease be deemed to permit a subsequent assignment of sublease. The Assignee must meet the financial ability necessary to take Tenant's place, with such financial ability to be determined in Landlord's sole discretion. The Tenant shall pay Landlord all costs and expenses associated with incurring, maintaining and servicing any assignment or sublease.

           9.01 FIRE INSURANCE. Landlord shall, at its expense, keep the building of which the

Premises forms a part (but not the leasehold improvements, personal property or trade fixtures located in the Premises), insured against loss by fire or casualty with extended coverage in an amount determined by the Landlord, and said policy shall include a standard waiver of subrogation clause against Tenant. The Tenant will not do or permit anything to be done in the Premises or the Project of which they form a part or bring or keep anything therein which shall in any way increase the rate of fire or other insurance in said building, or on the property kept therein, or obstruct, or interfere with the rights of other tenants, or in any way injure or annoy them, or those having business with them, or conflict with them, or conflict with the fire laws or regulations, or with any insurance policy upon said building or any part thereof, or with any statutes, rules or regulations enacted or established by the appropriate governmental authority. In the event the cost of premiums on said fire and extended insurance increases due to the hazardous nature of the use and occupancy by Tenant of the Premises, then the entire increase in insurance cost shall be paid by Tenant as additional rent in a lump sum and on receipt of invoice from Landlord.

           10.01 ALTERATIONS AND IMPROVEMENTS. Tenant shall not cut, drill into, disfigure, deface or injure any part of the Premises; nor obstruct or permit any obstruction, alteration, addition, improvement, decoration or installation in the Premises without first obtaining the written permission of the Landlord. All alterations, additions, improvements, decoration or installations, including, but not limited to, partitions, railings, electrical and telephone outlets, air conditioning ducts or equipment (except movable furniture and fixtures put in at the expense of Tenant and removable without defacing or injuring the building or the Premises) shall become the property of the Landlord at the termination of the Term. Landlord, however, reserves the option to require Tenant, upon demand in writing, to remove all fixtures and additions, improvements, decorations or installations (including those not removable without defacing or injuring the leased Premises) and to restore the Premises to the same condition as when originally leased to Tenant, reasonable wear and tear excepted. Tenant agrees to restore the Premises immediately upon the receipt of the said demand in writing at his own cost and expense and agrees in case of his failure to do so, Landlord may do so and collect the cost thereof from Tenant as hereinafter provided. In order to promote an aesthetically attractive, uniform appearance of said building from the exterior, the Landlord shall furnish a standard building blind to be used on all exterior windows (regardless of interior treatment) of the Premises. Tenant shall not place anything or allow anything to be placed near the glass of any door, partition, wall or window which may be unsightly from outside the Premises. Landlord grants Tenant limited authorization to install low voltage wiring for communication and automation purposes. Any other wiring would require Landlord's approval. The Tenant Improvements approved by Landlord and outlined in PARAGRAPH 39.01 are excluded from this clause.

           11.01 TENANT'S AGREEMENT. Tenant further agrees that no sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside or inside of the Premises or any part of the Project, except on the directories and doors of offices, and then only in such size, color and style as the Landlord shall approve. Landlord shall have the right to prescribe the weight, and method of installation and position of safes, or other heavy fixtures, or equipment and Tenant will not install in the Premises any fixtures, equipment or machinery that will place a load upon any floor exceeding the floor load per square foot area which such floor was designed to carry. All damage done to the building by taking in or removing any other article of Tenant's furniture or equipment, or due to its being in the Premises, shall be Tenant. No freight furniture or other bulky matter of any description will be received into the building or carried in the elevators, except as approved by the Landlord, which shall not be unreasonably withheld or delayed. All moving of furniture, material and equipment shall be under the direct control and supervision of the Landlord, who shall however, not be responsible for any damage to or charges for moving same. Tenant agrees promptly to remove from the public area adjacent to said building any of Tenant's merchandise there delivered or deposited. Any damages shall be considered as Additional Rent and payable with the next monthly installment of Rent.

           12.01 UNUSUAL EQUIPMENT. The Tenant will not install or maintain any electrically operated equipment or other machinery except standard office machines without first obtaining the written consent of the Landlord, who may condition such consent upon the payment by the Tenant of Additional Rent as compensation for excess consumption of water and/or electricity occasioned by the operation of said equipment or machinery. The Tenant shall not place weight bearing items upon any floor or portion of any floor of the Premises exceeding whichever of the following is the lesser: (i) the floor load per square foot area which such floor was designed to carry, or (ii) the floor load per square foot area prescribed by law or applicable regulations. The Landlord reserves the right to prescribe the weight and position of all safes, heavy files and equipment which must be placed so as to distribute the weight. Business machines and mechanical equipment permitted to be placed in, or upon the Premises shall be placed and maintained by Tenant at its expense in settings sufficient in the Landlord's judgment to absorb and prevent vibration, noise and annoyance.

           13.01 TENANT EQUIPMENT. Maintenance and repair of equipment such as kitchen fixtures, light fixture, separate air conditioning equipment, or any other types of special equipment, whether installed by Tenant or by Landlord on behalf of Tenant, shall be the sole responsibility of Tenant and Landlord shall have no obligation in connection therewith.

           14.01 ACCESS. Tenant further agrees that it will allow the Landlord, its agent or employees, to enter the Premises at all reasonable times by prior appointment or upon due notice during normal business hours, or in the event of an emergency, at any time, without prior notice, to examine, inspect or to protect the same or prevent damage or injury to the same, or to make such alterations and repairs to the Premises as the Landlord may deem necessary; or to exhibit the same to prospective tenants during the last three (3) months of the term of this Lease.

           15.01 ILLEGAL USE. The Tenant will not use or permit the Premises or any part of the Project thereof to be used for any disorderly, unlawful or extra hazardous purpose nor for any other purpose then herein before specified; and will not manufacture any commodity therein, without the prior written consent of the Landlord.

           16.01 RULES AND REGULATIONS. The Tenant covenants that the rules and regulations attached hereto as EXHIBIT "B", and such other and further rules and regulations as the Landlord may make and which in the Landlord's judgement are needful for the general well-being, safety, care and cleanliness of the Premises and the building of which they are a part together with their appurtenances, shall be faithfully kept, observed and performed by the Tenant, and by its agents, servants, employees and guests and failure to comply with the Rules and Regulations shall be considered a default in accordance with PARAGRAPH 22.01.

           17.01 DAMAGE. All injury to the Premises or the Project of which they are a part, caused by moving the property of Tenant into or out of the said Building and all breakage done by Tenant, or the agents, servants, employees and visitors of Tenant, shall be repaired by the Tenant, at the expense of the Tenant. In the event that the Tenant shall fail to do so, then the Landlord shall have the right to make such necessary repairs, alterations and replacements structural, non-structural or otherwise) and any charge or cost so incurred by the Landlord shall be paid by the Tenant with the right on the part of the Landlord to elect, in its discretion, to regard the same as Additional Rent, in which event such cost or charge shall become Additional Rent payable with the installment of Rent next becoming due or thereafter falling due under the terms of this Lease. This provision shall be construed as an additional remedy granted to the Landlord and not in limitation of any other rights and remedies which the

Landlord has or may have in said circumstances.

           18.01 PERSONAL PROPERTY. All personal property of the Tenant in the Premises or in the Building of which the Premises is a part shall be at the sole risk of the Tenant. The Landlord shall not be liable for any accident to or damage to property of Tenant resulting from the use or operation of elevators or of the heating, cooling, electrical or plumbing apparatus. Landlord shall not, in any event, be liable for damages to property resulting from water, steam or other causes. Tenant hereby expressly releases and agrees to hold Landlord harmless from any liability incurred or claimed by reason of damage to Tenant's property. Landlord shall not be liable in damages, nor shall this Lease be affected, for conditions arising or resulting, and which may affect the building of which the Premises is a part, due to construction on contiguous premises, with the exception of any negligence attributable to Landlord.

           19.01 LIABILITY & TENANT'S INSURANCE. The Landlord assumes no liability or responsibility whatsoever with respect to the conduct and operation of the business to be conducted in the Premises. The Landlord shall not be liable for any accident to or injury to any person or persons or property in or about the Premises or the Project which are caused by the conduct and operation of said business or by virtue of equipment or property of the Tenant in said Premises. The Tenant agrees to hold the Landlord harmless against all such claims.

               (a) Tenant shall, at Tenant's sole expense, obtain and keep in force during the Term and any extension or renewal hereof: (i) fire and extended coverage insurance with vandalism and malicious mischief endorsements and a sprinkler leakage endorsement (where applicable), on all of its personal property, including removable trade fixtures, located in the Premises, and on all leasehold improvements and any future additions and improvements made by Tenant; and (ii) comprehensive general liability insurance, including contractual liability coverage, insuring Landlord (as an additional insured) and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto.

               (b) Said insurance shall be with insurance companies approved by Landlord. Such companies shall be responsible insurance carriers authorized to issue the relevant insurance, authorized to do business in Florida and at least A-rated in the most current edition of BEST'S INSURANCE REPORTS and shall have minimum limits of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) for any loss of or damage to property from any one accident, and ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) for death of or injury to any one person from any one accident. The limits of said insurance shall not, however, limit the liability of the Tenant hereunder. The policies cannot contain provisions which deny coverage because the loss is due to the fault of Landlord or Tenant. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. Tenant shall deliver to Landlord, prior to occupancy of the Premises, copies of policies of liability insurance required herein, or certificates evidencing the existence and amounts of such insurance, with loss payable clauses satisfactory to Landlord. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to Landlord. Notwithstanding anything herein to the contrary, Landlord shall have the right to review the Tenant's insurance no more frequently than once every year and to require Tenant to alter its insurance coverage to cover the effects of inflation and to include or eliminate certain provisions in the Tenant's insurance policy which reflect the then-current industry standards for this type of insurance coverage.

          20.01 SERVICES. The Landlord shall use all reasonable efforts to furnish electricity, water, lavatory supplies, fluorescent tube replacements, and automatically operated elevator service during normal business hours, and normal and usual cleaning services and supplies. Landlord further agrees to furnish heat from a central heating plant and air conditioning by means of a central air conditioning system during the appropriate seasons of the year, between the hours of 7:00 a.m. and 6:0O p.m. on MONDAY THROUGH FRIDAY AND SATURDAYS between the hours of 8:00 am and 1:30 p.m. (exclusive of holidays), provided, however, that the Landlord shall not be liable for failure to furnish, or for suspension or delays in furnishing, any of such services caused by breakdown, maintenance or repair work or strike, riot, civil commotion, or any cause or reason whatever beyond the reasonable control of the Landlord. After operating hours Building reverts to energy saving HVAC temperatures. Landlord shall also furnish heating, ventilating and air conditioning at such other times as are not provided for herein, provided Tenant gives written request to Landlord before noon of the business day preceding extra usage. Tenant shall bear the cost of such additional service at rates determined by Landlord, which may change from time to time. The current rate for HVAC is $20.00 per hour.

          21.01 BANKRUPTCY. If the Tenant shall make an assignment of its assets for the benefit of creditors, of if the Tenant shall file a voluntary petition in bankruptcy, or if an involuntary petition in bankruptcy or for receivership is instituted against the Tenant land the same be not dismissed within thirty
(30) days of the filing thereof, or if the Tenant be adjudged bankrupt, then and in any of said events this Lease shall immediately cease and terminate at the option of the Landlord with the same force and effect as though the date of said event as the day herein fixed for expiration of the term of this Lease.

          22.01 DEFAULT. If Tenant defaults in the prompt payment of Rent and such default shall continue for seven (7) business days after the same shall be due and payable; or in the performance or observance of any other provision of this Lease, including the Rules and Regulations, and such other default shall continue for fifteen (15) days after written notice thereof shall have been given to Tenant; or if the leasehold interest of Tenant be levied upon under execution or attached by process of law; or if Tenant vacates or abandons the Premises; then and in any such event Landlord, if it so elects forthwith, or at any time thereafter while such default continues, either may terminate Tenant's right to possession without terminating this Lease, or may terminate this Lease.

          22.02 Upon termination of this Lease, whether by lapse of time or otherwise, or upon any termination of the Tenant's right to possession without termination of the Lease, the Tenant shall surrender possession and vacate the Premises immediately and deliver possession thereof to the Landlord.

          22.03 Tenant shall be deemed to have vacated or abandoned the Premises if Rent is not currently paid or if Tenant is absent from the Premises for a period of fifteen (15) days. If the Tenant vacates or abandons the Premises or otherwise entitles the Landlord so to elect, and if the Landlord elects to terminate the Tenant's right to possession only, without terminating the Lease, the Landlord may, at the Landlord's option, enter into the Premises, remove the Tenant's signs and other evidences of tenancy, and take and hold possession thereof without such entry and possession terminating the Lease or releasing the Tenant, in whole or in part, from the Tenant's obligation to pay the Rent hereunder for the full term. Upon and after entry into possession without termination of the Lease, the Landlord may relet the Premises or any part thereof for the account of the Tenant to any person, firm or corporation other than the Tenant for such Rent, for such time, and upon such terms and the Landlord in the Landlord's sole discretion shall determine so long as said terms are commercially reasonable. In any such case, the Landlord may make repairs in or to the Premises, and redecorate the same to the extent deemed by the Landlord necessary or desirable, and the Tenant shall, upon demand, pay the cost thereof together with the Landlord's expenses of the reletting. If the consideration collected by the Landlord upon such reletting for the Tenant's account is not sufficient to pay the full amount of the unpaid Rent reserved in this Lease, together with the costs of repairs, alterations, additions, redecorating, and the Landlord's expenses, the Tenant shall pay to the

Landlord the amount of each deficiency upon demand. Tenant agrees that the Landlord shall not be liable for any damages resulting to the Tenant or the Tenant's property caused, directly or indirectly, by the Landlord's actions in the course of reletting or retaking possession of the premises, whether caused by the negligence of the Landlord or otherwise.

          22.04 Landlord is hereby granted a security interest in the personal property of the Tenant which is located in the Premises to secure the full and faithful performance of this Lease, and the Landlord may perfect and enforce this security interest in the manner prescribed by law, provided however, Landlord shall subordinate Landlord's security interest to any third-party financing Tenant obtains on Tenant's personal property and, if requested by Tenant, Landlord agrees to execute such reasonable subordination agreement requested by Tenant's lender confirming such subordination.

          22.05 If any voluntary or involuntary petition or similar pleading under any section or sections of any bankruptcy act shall be filed by or against Tenant, or any voluntary or involuntary proceedings in any court shall be instituted to declare Tenant insolvent or unable to pay Tenant's debts, or if Tenant makes an assignment for the benefit of its creditors, or a trustee or receiver is appointed for Tenant or for the major part of Tenant's property, then and in such event Landlord may, if Landlord so elects, with or without notice of such election and with or without entry or other action by Landlord, forthwith terminate this Lease and notwithstanding any other provisions of this Lease, Landlord shall forthwith upon such termination be entitled to recover damages in an amount equal to the then present value of the remaining Rents as specified in SECTION 3 AND 4 of this Lease for the residue of the stated term hereof, less the fair rental income value of the Premises expected to be received by Landlord for the residue of the stated term.

          22.06 Tenant shall pay all Landlord's costs, charges and expenses, including the fees of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligation hereunder or incurred by Landlord in any litigation, negotiation, bankruptcy or insolvency proceeding, transaction or appeal, including those in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned. Tenant shall be entitled to fees, costs and expenses in the event it prevails in an action regarding this Lease. If Tenant violates any of the terms and provisions of this Lease, or defaults in any of its obligations hereunder, other than the payment of Rent or other sums payable hereunder, such violation may be restrained or such obligation enforced by injunction.

          22.07 Tenant agrees that it will promptly pay said Rent at the times above stated; that, if any part of the Rent remains due and unpaid for seven (7) business days after the same shall become due and payable, Landlord shall have the option of declaring the balance of the entire rental term of this Lease to be immediately due and payable, and Landlord may then proceed to collect all of the unpaid Rent called for by this Lease by distress or otherwise.

          22.08 All rights and remedies of Landlord herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by law. Venue for any legal action instituted under this Lease shall be in LEE COUNTY, FLORIDA.

          23.01 DAMAGE BY FIRE OR CASUALTY. In the event of damage or destruction of the Project or Premises by fire or any other casualty, this Lease shall not be terminated, but the Project or the Premises may be promptly and fully repaired and restored as the case may be by the Landlord at its own cost and expense, provided however that the cost of such repairs and restoration shall be limited to the amount of insurance proceeds received by the Landlord for such damage or destruction. Due allowance, however, shall be given for reasonable time required for adjustment and settlement of insurance claims, and for such other delays as may result from government restrictions, and controls on construction, if any, and for strikes, national emergencies and other conditions beyond the control of the Landlord. It is agreed that in any of the aforesaid events, this Lease shall continue in full force and effect, but if the condition is such so as to make the entire Premises untenantable, then the Rent which the Tenant is obligated to pay hereunder shall abate as of the date of the occurrence until the Premises have been fully and completely restored by the Landlord. Any unpaid or prepaid Rent for the month in which said condition occurs shall be pro-rated. If the Premises are partially damaged or destroyed, then during the period that Tenant is deprived of the use of the damaged portion of said Premises, Tenant shall be required to pay Rent covering only that part of the Premises that it is able to occupy, based on that portion of the total Rent which the amount of square foot area remaining that can be occupied bears to the total square foot area of all the Premises covered by this Lease. In the event the Premises are substantially or totally destroyed by fire or other casualty so as to be entirely untenantable and it shall require more than one hundred twenty (120) days for the Landlord to complete restoration of same, then either party hereto, upon ten (10) days written notice to the other party may terminate this Lease, in which case the Rent shall be apportioned and paid to the date of said fire or other casualty. No compensation or claim or diminution of Rent will be allowed or paid, by Landlord, except to the extent of any insurance proceeds which may be paid, by reason of inconvenience, annoyance, or injury to business, arising from the necessity of repairing the Premises or the portion of the building of which they are a part, however the necessity may occur.

          24.01 CONDEMNATION. Tenant agrees if the said Premises, or any part thereof, shall be taken or condemned for public or quasi-public use or purpose by any competent authority, Tenant shall have no claim against the Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation; and all right of Tenant to damages therefor, if any, are hereby assigned by the Tenant to the Landlord. If all or a substantial part of the Premises shall be so condemned or taken, the term of this Lease shall cease and terminate from the date of such governmental taking or condemnation, and the Tenant shall have no claim against the Landlord for the value of any unexpired term of this Lease. If any part of the building or Project, other than the Premises, shall be so condemned or taken, Landlord may, at its sole option, terminate this Lease upon sixty (60) days written notice to Tenant of such termination. In no event shall the Landlord be liable to the Tenant for any business interruption, diminution in use of for the value of any unexpired term of this Lease.

          25.01 TENANT HOLDOVER. Tenant agrees that if Tenant does not surrender to Landlord said Premises at the end of the term of this Lease, or upon any cancellation of the Term of this Lease, without prior written consent of Landlord, such holdover tenancy shall be a tenancy at sufferance, and Tenant shall pay to Landlord all damages that Landlord may suffer on account of Tenant's failure to surrender possession of said Premises, and will indemnify Landlord on account of delay of Landlord in delivering possession of said Premises to another tenant. Unless Tenant's failure to surrender the Premises is consented to in writing by the Landlord, the Rent during any holdover period shall be double the then current Rent as provided by this Lease for the period immediately preceding the expiration of the Term. The acceptance of such Rent shall not be deemed to be consent to such continued occupancy nor shall it be deemed a waiver of any rights of the Landlord as set forth herein, at law or in equity.

           26.01 POSSESSION. If Landlord shall be unable to give possession of the Premises on the Commencement Date by reason of the holding over or retention of possession of any Tenant or occupancy, or for any other reason, Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances the Rent reserved and convenanted to be paid herein shall commence on the date which the Tenant is given possession of the Premises by the Landlord. No such failure to give possession on the Commencement Date shall in any other respect affect the validity of this Lease or the obligations of Tenant hereunder, nor shall same be construed in any wise to extend the Term of this Lease.

          27.01 TENANT PLANS. The Landlord and Tenant shall agree upon a space plan, for that portion of the Premises as shown on EXHIBIT A as the area of construction, which said space plan shall indicate the general layout of the Premises, selection of building standard materials and other requirements of the Tenant. Landlord shall thereafter prepare and furnish to Tenant, plans for its partitioning, mechanical, electric, telephone and all other requirements (the "WORKING DRAWINGS") and in accordance with Building Standard Materials and Specifications as described in EXHIBIT "E" attached hereto, WITHIN THIRTY (30) DAYS after agreement on the space plan. Within five (5) business days after Landlord's submission of Working Drawings, the Tenant shall approve same in writing. In the event Tenant fails to (i) comply with either of the aforesaid by the date stated or within the time specified, or (ii) in the event Working Drawings specify any non-Building Standard Materials, or (iii) any work to be performed by Tenant's contractors causes delays in completing the Premises for Tenant's occupancy, or (iv) the Tenant in any other way causes any delay in completing the Premises, such delay shall not in any manner affect the Commencement Date of this Lease or the Tenant's liability for the payment of Rent from such Commencement Date.

          28.01 OFFSET STATEMENT. At anytime during the Term or any Renewal Term of this Lease and within ten (10) days after Landlord's request, Tenant shall execute in recordable form and deliver a declaration to any person designated by Landlord (a) ratifying this Lease (b) stating the commencement and termination dates of this Lease; and (c) certifying (i) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated), (ii) that all conditions under this Lease to be performed by Landlord have been satisfied (stating exceptions, if any), (iii) no defenses or offsets against the enforcement of this Lease by Landlord exist (or, if any, stating those claimed), (iv) advance rent, if any, paid by Tenant,
(v) the date to which Rent has been paid, (vi) the amount of security deposited with Landlord, and such other information as Landlord reasonably requires. Persons receiving such statements shall be entitled to rely upon them.

          29.01 ATTORNMENT. Tenant shall, in the event of a sale or assignment of Landlord's interest in the Premises or the Project or any part thereof, or if the Premises or the Project or any part thereof, comes into the hands of a mortgagee, ground lessor or any other person, attorn to the purchaser or such mortgagee or other person and recognize the same as Landlord hereunder. At Landlord's request, Tenant shall execute, within ten (10) days, any attornment agreement required to be executed, containing such provisions as are required.

          30.01 FAILURE TO EXECUTE Instruments. Tenant's failure to execute instruments or certificates provided for in this Lease within ten (10) days after the mailing by Landlord of a written request for their execution shall be a default under this Lease.

          31.01 COUNTERCLAIM. If Landlord commences any proceedings for non-payment of Rent, minimum rent, percentage rent or Additional Rent, Tenant will not interpose any counterclaim of any nature or description in such proceedings. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in a separate action brought by Tenant. The covenants to pay Rent and other amounts hereunder are independent covenants, and Tenant shall have no right to hold back, offset, or fail to pay any such amounts for default by Landlord or any other reason whatsoever.

          32.01 WAIVER OF JURY TRIAL. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or claim of injury or damage.

          33.01 WAIVER OF RIGHTS OF REDEMPTION. To the extent permitted by law, Tenant waives any and all rights of redemption granted by or under any present or future laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant's default hereunder of otherwise.

          34.01 TAXES ON LEASEHOLD. Tenant shall be responsible for and shall pay before delinquent all municipal, county, federal, or state taxes coming due during or after the terms of this Lease against any leasehold interest or personal property of any kind owned or placed in, or about the Premises by Tenant.

          35.01 LIENS. Tenant will not knowingly permit or suffer any lien attributable to Tenant or its agents or employees to attach to the Premises or the Project and nothing contained herein shall be deemed to imply any agreement of Landlord to subject Landlord's interest or estate to any mechanics' lien or any other lien. If any mechanics' lien is filed against the Premises or the Project as a result of additions, alterations repairs, installations or improvements made or claimed to have been made by Tenant or anyone holding any part of the Premises through or under Tenant, or any other work or act of any of the foregoing, Tenant shall discharge the same within ten (10) days from the filing thereof. If Tenant fails to so discharge by payment, bond or court order any such mechanics' lien, Landlord, at its option, in addition to all other rights or remedies herein provided, may bond said lien or claim (or pay off said lien or claim if it cannot be bonded) for the account of Tenant without inquiring into the validity thereof, and all sums so advanced by Landlord shall be paid by Tenant to Landlord as Additional Rent on demand.

          36.01 PRONOUNS. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number in any place or places herein in which the context may require such substitution or substitutions. The Landlord herein for convenience has been referred to in neuter form.

          37.01 NOTICES. All notices required or desired to be given hereunder by either party to the other shall be given by certified or registered mail postage prepaid, return receipt requested. Notice to the respective parties shall be addressed as follows:

                          Landlord:      FIRST UNION NATIONAL BANK OF FLORIDA
                                         C/O FAISON ASSOCIATES
                                         12800 UNIVERSITY DRIVE, SUITE 420
                                         FT. MYERS, FLORIDA 33907
                                         (941) 437-0555 FAX (941) 437-2760

                          w/copy to:     FIRST UNION NATIONAL BANK OF FLORIDA
                                         CORPORATE REAL ESTATE
                                         ATTENTION: PROPERTY MANAGER
                                         225 WATER STREET, 4TH FLOOR
                                         JACKSONVILLE, FL 31202
                                         (904) 361-3273 FAX (904) 361-3030

                          Tenant:        NEOMEDIA TECHNOLOGIES, INC.
                                         2201 2ND AVENUE, SUITE 600
                                         FT. MYERS, FLORIDA  33901
                                         ATTN.: CHUCK JENSEN

Either party may, by written notice, designate a new address to which such notices shall be directed.

          38.01 RELOCATION. (Intentionally omitted)

          39.01 TENANT IMPROVEMENTS. The Premises are being provided by the Landlord in their current as-is condition together with, but not necessarily limited to, all existing demising and interior partitions, doors, frames and hardware, ceilings, electrical fixtures and distribution wiring, HVAC distribution systems and controls, sprinkler systems, fire alarm systems and controls exit lighting, interior finishes, built-in millwork, and any and all other improvements located therein. The Landlord shall provide the Tenant with all necessary Working Drawings, permits, demolition, general, mechanical, electrical and plumbing construction and interior finishes (the "TENANT IMPROVEMENTS") to construct, modify, alter or otherwise improve and prepare that portion of the Premises shown on EXHIBIT A as the area of construction in accordance with the final Working Drawings as described in PARAGRAPH 27.01, provided however the Landlord's obligation for the cost of said Tenant Improvements shall not exceed SIXTY THREE THOUSAND SIX HUNDRED NINETY AND 00/100 dollars ($63,690.00) (the "TENANT IMPROVEMENT ALLOWANCE"). The cost of the Tenant Improvements shall be determined by the Landlord after mutual agreement by the Landlord and the Tenant of the Working Drawings and prior to the commencement of any work or construction by the Landlord. In the event the cost of the Tenant Improvements exceed the Landlord's obligation as herein described, or in the event the actual cost to construct the Tenant Improvements exceed the Landlord's obligation due to changes requested by the Tenant to the final Working Drawings, then, in such event, the Tenant shall be responsible for the additional cost in excess of the Landlord's obligation and shall reimburse the Landlord for such excess immediately upon completion of the Tenant Improvements. Any excess cost due from the Tenant shall be considered as Additional Rent and shall be due and payable upon the first installment of Rent and subject to all provisions, terms and conditions of Rent and Additional Rent as herein provided. In the event the cost of Tenant Improvements exceeds the Landlord's obligation and the Tenant disputes the Landlord's cost estimate of the Tenant Improvements, or refuses to pay the excess cost, or requires the Landlord to redesign, modify, or otherwise change the final Working Drawings in an effort to reduce cost, or requests the Landlord to obtain additional cost estimates of the Tenant Improvements, the Landlord may do so, however, such redesigning, modifications or changes shall be considered a delay to the Landlord as provided in SECTION
27.01 and the Commencement Date of the Term of this Lease shall not be delayed by such action. Notwithstanding anything to the contrary contained herein this PARAGRAPH 39.01, in the event the cost of the Tenant Improvements exceeds NINETY THOUSAND AND 00/100 DOLLARS ($90,000.00), the Landlord shall increase the Tenant Improvement Allowance up to a maximum increase of TEN THOUSAND AND 00/100 DOLLARS ($10,000.00) and such increase amount shall be amortized over the term of this Lease at an annual rate of 9.5% and the monthly amortized amount shall be added to the monthly Rent amounts stipulated in PARAGRAPH 53.01-1, however in no event shall the Landlord's total contribution towards the cost of Tenant Improvements exceed SEVENTY THREE THOUSAND SIX HUNDRED NINETY AND 00/100 DOLLARS ($73,690.00)

          40.01 PARKING. Parking shall be provided on the surface parking lot(s) contiguous to the Building. Tenant shall be entitled to TWENTY-TWO (22) parking spaces on the surface parking lot(s) in common with other tenants of the Project at no charge. Additionally, from and after February 1, 1997, Tenant shall have the option, but not the obligation, to request from Landlord additional parking spaces (the "ADDITIONAL SPACES") be provided for Tenant's use. Tenant's option for the Additional Spaces as herein provided is subject to, (i) Tenant's option for Additional Spaces shall be limited to a maximum of EIGHTEEN (18) spaces,
(ii) Tenant may request all, or any part of the Additional Spaces, by providing Landlord with not less than FORTY-FIVE (45) days advance notice of the number of Additional Spaces to be reserved by Tenant and the effective date of such reservation, which such reservation shall commence upon the effective date and continue throughout the remaining term of this Lease, (iii) Tenant shall pay Landlord monthly, in advance, from and after the effective reservation date for Additional Spaces, FIFTEEN AND 00/100 DOLLARS ($15.00) for each Additional Space reserved, plus applicable sales tax. Said payments shall for all purposes of this Lease, be considered Additional Rent and subject to all terms, conditions and covenants herein provided in this Lease,
(iv) Until such time as Tenant's reservation of Additional Spaces reaches the maximum herein provided, Tenant shall have the ongoing right throughout the term of this Lease to increase the number of spaces reserved until such maximum is reached by providing Landlord with FORTY-FIVE (45) days advance written notice of such increase and effective date of same. The Tenants use of parking as herein provided through its employees, agents and visitors shall not exceed the restrictions herein provided. Any violation thereof shall, at the option of Landlord, constitute a default under the terms of this Lease. Tenant further covenants and agrees to not assign, sublease or otherwise permit the use of the parking provided herein by anyone other than employees of Tenant, it's officers and directors and any violation thereof shall constitute a default hereunder. The Landlord assumes no liability or responsibility whatsoever with respect to the Tenant's use of parking and Landlord shall not be liable for any theft, accident or injury, to any person, persons or property in or about the parking lot(s) from any cause and Tenant agrees to hold the Landlord, it's officers, directors, employees, assignees and agents harmless from and against all such claims.

          41.01 GOVERNING LAW. This Lease shall be construed under the laws of the State of Florida.

          42.01 BENEFIT AND BURDEN. Except as otherwise expressly set forth in this Lease, the covenants, conditions, agreements, terms and provisions herein contained shall be binding upon, and shall inure to be benefit of, the parties hereto and their respective personal representatives, successors and assigns. Nor rights, however, shall inure to the benefit of any assignee or sublessee of Tenant unless the assignment or sublease has been approved by Landlord in writing as provided in PARAGRAPH 8 above.

          43.01 ACCORD AND SATISFACTION. Landlord is entitled to accept, receive, and cash or deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply the same at Landlord's option to any obligation of Tenant and the same shall not constitute payment of any amount owed except that to which Landlord has applied the same. No endorsement or statement or any check or letter of Tenant shall be deemed an accord and satisfaction or otherwise recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord's right to recover any and all amounts owed by Tenant hereunder and Landlord's right to pursue any other available remedy. Payment of any amounts by Tenant shall not waive any other cause of action which Tenant may have.

          44.01 CAPTIONS AND SECTION NUMBERS. This Lease shall be construed without reference to titles of paragraphs which are inserted only for convenience of reference.

          45.01 PARTIAL INVALIDITY. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

          46.01 EXHIBITS. Exhibits made a part of this Lease and incorporated here by reference include the following:

                    A -    Floor Plan

                    A-1 -  Right of First Refusal Space
                    B -    Rules and Regulations
                    C -    Guaranty (Intentionally omitted)
                    D -    Tenant Acceptance Letter
                    E -    Building Standard Materials and Specifications

          47.01 QUIET ENJOYMENT. As long as Tenant fully complies with the terms, conditions and covenants of this Lease, Landlord agrees that Tenant shall and may peaceably have, hold and enjoy the Premises without hindrance or molestation by Landlord.

          48.01 ENTIRE AGREEMENT. There are no representations, covenants, warranties, promises, agreements, conditions or undertakings, oral or written, between Landlord and Tenant other than herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by them.

          49.01 TIME OF ESSENCE. It is understood and agreed between the parties hereto that time is of the essence of all the terms, provisions, covenants and conditions of this Lease.

          50.01 EFFECTIVE DATE. Submission of this instrument for examination does not constitute an offer, right of first refusal, reservation of or option for the Premises or any other space or premises in, on or about the building or Project. This instrument becomes effective as a Lease upon execution and delivery by both Landlord and Tenant.

          51.01 RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

          52.01 BROKERS. Tenant and Landlord each warrant that it has not dealt with any broker other than FAISON ASSOCIATES AND SHAFFER & ASSOCIATES, INC. in connection with the Premises or the negotiation of this Lease. Only commissions due to FAISON ASSOCIATES AND SHAFFER & ASSOCIATES, INC. shall be paid by the Landlord in connection with this Lease. Tenant and Landlord each agree to indemnify and save harmless the other from and against all loss, costs, damages, claims, proceedings, demands, liabilities or expenses, including without limitation reasonable attorneys' fees and litigation costs, incurred by the other for any claim by any other broker with whom such party has dealt regarding this Lease.

          53.01 SPECIAL CLAUSES.

                1. RENTALS:

                MONTHS    RATE/RSF    MONTHLY          TOTAL         CUM TOTAL
                ------    --------    -------          -----         ---------

                1-2         $0.00         $0.00           $0.00           $0.00
                3-4        $13.50     $4,822.20       $9,644.40       $9,644.40
                5-12       $13.50    $11,941.88      $95,535.04     $105,179.44
                13-24      $13.90    $12,295.71     $147,548.52     $252,727.96
                25-36      $14.30    $12,649.54     $151,794.48     $404,522.44
                37-38      $16.50    $44,595.63     $ 29,191.26     $433,713.70

               * Plus applicable taxes as may be imposed on rents.

                RENTAL RATES DO NOT INCLUDE APPLICABLE OPERATING EXPENSE PASS THROUGH EXPENSES OVER THE TERM OF THE LEASE.

                2. RENT FOR RENEWAL TERMS: The monthly Base Rent for each Renewal term, as provided in PARAGRAPH 4.05, shall be the same monthly Base Rent as the monthly Base Rent during the thirty-eighth month of the Lease term as shown in PARAGRAPH 53.01-1.

IN WITNESS WHEREOF, this Lease is executed as of the date first written above.


AS TO THE LANDLORD:

WITNESS:                      FIRST UNION BANK OF FLORIDA


/s/ MARETTA L. RADFORD        By:/s/ ILLEGIBLE
-----------------------       -----------------------

/s/ ILLEGIBLE                 As:   SVP
-----------------------





AS TO THE TENANT:

WITNESS:                      NEOMEDIA TECHNOLOGIES, INC.


/s/ DAVID CARLETON HALL       By: /s/ CHARLES T. JENSEN
-----------------------           ----------------------

/s/ STEVEN ACOSTA             As: VP, TREASURER, C.F.O.
-----------------------           ----------------------



Where Tenant is a corporation, this Lease shall be signed by a President or Vice President and Secretary or Assistant Secretary of Tenant. Any other signatories shall require a certified corporate resolution.

                                   EXHIBIT "A"

                                   FLOOR PLAN


     Exhibit A presents a diagram of the sixth floor of the First Union building. This diagram notes which space is "as-is premises" totaling 4,286 square feet and which space is "area of construction" totaling 6,329 square feet.

                                 EXHIBIT "A-1"

                          RIGHT OF FIRST REFUSAL SPACE


     Exhibit A-1 presents a diagram of the fourth floor of the First Union building. This diagram notes which space is "right of first refusal space" totaling 5,597 square feet.

                                   EXHIBIT "B"
                         BUILDING RULES AND REGULATIONS

     1. The sidewalks, entries, passages, court corridors, stairways and elevators shall not be obstructed by any of the Tenants, their employees or agents, or used by them for purposes other than ingress and egress to and from their respective suites.

     2. All safes or other heavy articles shall be carried up or into the Premises only at such times and in such manner as shall be prescribed by the Landlord and the Landlord shall in all cases have the right to specify that property weight and position of any such safe or other heavy article. Any damage done to the Building by taking in or removing any safe or from overloading any floor in any way shall be paid by the Tenant. Defacing or injuring in any way any part of the Building by the Tenant, his agents or employees, shall be paid for by the Tenant.

     3. Tenant will refer all contractors, contractors' representatives and installation technicians rendering any service on or to the Premises for Tenant to Landlord for Landlord's approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceiling, equipment or any other physical portion of the Building.

     4. No sign, advertisement or notice shall be inscribed, appointed or affixed on any part of the inside or outside of the said Building unless of such color, size, and style and in such place upon or in said building as shall first be designated by Landlord; there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of said Building, except as specifically set forth in the Lease of Tenant. Signs on doors will be painted for the Tenant by a sign writer approved by Landlord, the cost of the painting to be paid by the Tenant. A directory in a conspicuous place, with the names of the Tenants, will be provided by the Landlord; any necessary revision in this will be made by Landlord within a reasonable time after notice from the Tenant of the error or change making the revision necessary. No furniture shall be placed in front of the Building or in any lobby or corridor without written consent of Landlord. Landlord shall have the right to remove all other signs and furniture, without notice to Tenant at the expense of Tenant.

     5. Tenant shall have the nonexclusive use in common with the Landlord, other tenants, their guests and invitees, of the uncovered automobile parking areas, driveways and footways, subject to reasonable rules and regulations for the user thereof as prescribed from time to time by Landlord. Landlord shall have the right to designate parking areas for the use of the Building tenants and their employees, and the tenants and their employees shall not park in parking areas not so designated. Tenant agrees that upon written notice from Landlord, it will furnish to Landlord, within thirty (30) days from receipt of such notice, the state automobile license numbers assigned to the automobiles of the Tenant and its employees.

     6. No Tenant shall do or permit anything to be done in said Premises, or bring to keep anything therein, which will in any way increase the rate of fire insurance on said Building, or on property kept therein, or obstruct or interfere with the rights of other Tenants, or in any way injure or or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department, or with any insurance policy upon said Building or any part thereof, or conflict with any rules or ordinances of any governing bodies.

     7. The janitor of the Building may at all times keep a pass key to suite entry doors, and he and other employees of the Landlord shall at all times be allowed admittance to said leased Premises.

     8. No additional locks shall be placed upon any public entry doors without the written consent of the Landlord. All necessary keys shall be furnished by the Landlord, and the same shall be surrendered upon the termination of this Lease, and the Tenant shall then give the Landlord or his agents explanation of the combination of all locks upon the doors of vaults.

     9. No windows or other openings that reflect or admit light into the corridors or passageways, or to any other place in said Building, shall be covered or obstructed by any of the Tenants.

     10. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, or the defacing or injury of any part of the Building, shall be borne by the person who shall occasion it.

     11. No person shall disturb the occupants of the Building by the use of any musical instruments, the making of unseemly noises, of any unreasonable use. No dogs or other animals or pets of any kind will be allowed in the Building.

     12. No bicycles or similar vehicles will be allowed in the Building.

     13. Nothing shall be thrown out the windows of the Building or down the stairways or other passages.

     14. Tenant shall not be permitted to use or to keep in the Building any kerosene, camphene, burning fluid or other flammable materials.

     15. If any Tenant desires telegraphic, telephonic or other electric connections, Landlord or its agents will direct the electricians as to where and how the wires may be introduced, and without such directions no boring or cutting for wires will be permitted.

     16. If Tenant desires shades or awnings, they must be of such shape, color, materials and make as shall be prescribed by Landlord and any outside awning proposed may be prohibited by Landlord. Landlord or its agents shall have the right to enter the Premises to examine the same or to make such repairs, alterations or additions as Landlord shall deem necessary for the safety, preservation or improvement of the Building, and during the three (3) month period prior to termination of the Lease, the Landlord or its agents may show said Premises and may place on the windows or doors thereof, or upon the bulletin board a notice "For Rent".

     17. No portion of the Building shall be used for the purpose of lodging rooms or for any immoral or unlawful purposes.

     18. All glass, locks and trimmings in or about the doors and windows and all electric fixtures belonging to the Building shall be kept whole, and whenever broken by anyone shall be immediately replaced or repaired and put in order by Tenant under the direction and to the satisfaction of Landlord, and on removal shall be left whole and in good repair.

     19. Tenant shall not install or authorize the installation of any vending machines or food preparation devices without Landlord's written approval.

                                   EXHIBIT "D"
                            TENANT ACCEPTANCE LETTER

This declaration is hereby attached to and made a part of the lease dated _____ ___________ 19___ entered into by and between First Union National Bank of Florida, as Landlord and NeoMedia Technologies, Inc., as Tenant.

     The undersigned, as Tenant, hereby confirms as of the _____ day of ____________, 19____, the following:

     1. Tenant has accepted possession of the Premises on _________19 _____ and is currently occupying the same.

     2. The Commencement Date and Expiration Date, as each is defined in the Lease, are as follows:

        /bullet/ Commencement:                _____________________
        /bullet/ Expiration Date:             _____________________

     3. The obligation to commence the payment of rent commenced or will commence on _____________ 19____.

     4. All alterations and improvements to be performed by Landlord have been completed in accordance with the provisions of the Lease.

     5. As of the date hereof, Landlord has fulfilled all of its obligations under the Lease.

     6. The Lease is in full force and effect and has not been modified, altered, or amended, except pursuant to any instruments described above.

     7. There are no offsets or credits against Base Rent or Additional Rent, nor has any Base Rent or Additional Rent been prepaid except a provided pursuant to the terms of the Lease.

     8. Tenant has no notice of any prior assignment, hypothecation, or pledge of the Lease or any rents due under the Lease.


AS TO LANDLORD:
WITNESS:                                FIRST UNION NATIONAL BANK OF FLORIDA

______________________                  BY: ________________________________

______________________                  AS:

AS TO TENANT:
WITNESS:                                NEOMEDIA TECHNOLOGIES, INC.

______________________                  BY: ________________________________

______________________                  AS:

                                   EXHIBIT "E"

                 BUILDING STANDARD MATERIALS AND SPECIFICATIONS

        I. Building Standard Materials and Specifications

           The following materials, specifications and guidelines shall be used by the Landlord for the purposes of maintaining uniformity within the Building, providing cost effective materials and finishes and for selection of finish materials by the Tenant.

           1. DEMISING PARTITIONS - (party walls) One-hour fire rated partition to deck, taped and spackled ready for paint.

           2. INTERIOR WALLS - 2 1/2" metal studs, 24" o.c. with 1/2" drywall both sides, to ceiling, taped and spackled, ready for paint.

           3. ENTRY DOORS - Existing doors and hardware or equivalent.

           4. INTERIOR DOORS - Existing doors and hardware or equivalent. Guideline of one (1) interior door for each 250 square feet of useable area.

           5. CEILING ASSEMBLY - Existing ceiling system to remain or new acoustical panel tile 2'0" x 4'0" with white exposed metal grid.

           6. LIGHTING - Existing light FIXTURES to remain and be relocated as required by space plan. When new ceilings and/or light fixtures are required, fixtures to be recessed 2'0" x 4'0" fluorescent lighting per specifications below. Guideline of one (1) fixture per 100 square feet of useable area.

              a. All fluorescent fixtures shall be energy efficient using Octron F032/41K, F025/41K or F017/41K or Landlord's approved equal. Where U-shaped lamps are used, lamps shall be Octron FBO31/41K or Landlord's approved equal.

           7. FLOORING - Building standard twenty-six (26) ounce direct glue down carpeting in one style and one color provided throughout Tenant area plus vinyl base molding trim. Vinyl tile in special purpose areas.

           8. WALL SURFACE - Two (2) coats of flat latex water base paint selected from building standard colors. Maximum of two (2) colors per Tenant suite as required for building standard partitions.

           9. ELECTRICAL - Electrical distribution as per code and space plan. Existing to be reused where possible. Guideline of one duplex receptacle per each 100 square feet of useable area.

           10. TELEPHONE- Per space plan. Guideline of one(l) telephone outlet per 250 square feet of useable area.

           11. SIGNAGE - One (1) building standard Tenant identification sign installed on corridor wall next to Tenant entry door, and one (1) building standard Tenant I.D. sign on Master Directory in the main lobby of Building.

           12. HEATING, VENTILATING AND AIR CONDITIONING - Existing Building air conditioning system and equipment to be used providing a minimum of one (1) ton of cooling capacity per 250 square feet of useable area. Existing system distribution duct work, grilles and diffusers, vav boxes and controls to be reused, relocated and modified as required for space plan.

           13. WINDOW COVERING - Building standard blinds on all exterior windows.

           14. SPACE PLANNING - Landlord will provide basic space plan and one major revision if necessary, conforming to the standard work described in section.

           15. WORKING DRAWINGS - Will be provided in accordance with the space plan approved by Tenant and Landlord. Drawings and specifications will be completed within prescribed city requirements for construction permits and completion of the premises for Certificate of Occupancy. Additions for changes to plans after approval by Landlord and Tenant will be handled by written orders at a cost of $100 per change plus the cost of the change.

           16. DEMOLITION- All demolition, removal, hauling and clean-up necessary to prepare the Premises for the construction of the Tenant Improvements.

           17. SPECIAL SYSTEMS/LIFE HEALTH SAFETY - Existing sprinkler systems, fire alarm systems and equipment, exit lighting, fire extinguishers and other special systems to be reused, relocated and/or modified per space plan and code requirements.

II.  General:

           1. In accordance with the provisions of SECTION 27.01 AND 39.01, all work and materials described herein shall be provided by the Landlord, the cost of which shall be paid by the Landlord from the Tenant Allowance described in SECTION 39.01.

           2. All Tenant work shall be installed in accordance with the terms of this Lease, all governing codes, laws, regulations and Landlord's design construction, and labor standards.

III. Specific Exclusions

           1.  All furnishings, decorating, and trade fixtures.
           2.  All storage shelving and other millwork.
           3. Computer flooring, special systems and equipment, structural changes to Building, vaults, special enclosures and glass partitions and doors.
           4.  Security systems and wiring.
           5.  Special hardware and automatic door openers.
           6.  Tenant's equipment and office furniture, etc.
           7. Special plumbing, HVAC, electrical work required for the installation of Tenant's equipment unless otherwise noted specifically herein.
           8.  Recessed and/or other special lighting fixtures.